Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces ETH Holdings Reach 4.144 Million Tokens, and Total Crypto and Total Cash Holdings of $14.2 Billion

Bitmine releases Special Chairman’s Message related to upcoming Annual Stockholder Meeting

Bitmine staked ETH stands at 659,219 and MAVAN staking solution on track to launch Q1 2026

Bitmine remains the largest ‘fresh money’ buyer of ETH in the world

Bitmine now owns 3.43% of the ETH token supply, two-thirds of the way to the ‘Alchemy of 5%’

Bitmine Crypto + Total Cash Holdings + “Moonshots” total $14.2 billion, including 4.144 million ETH tokens, total cash of $915 million, and other crypto holdings

Bitmine will hold its Annual Stockholder Meeting at the Wynn Las Vegas on January 15, 2026

Bitmine leads crypto treasury peers by both the velocity of raising crypto NAV per share and by the high trading liquidity of BMNR stock

Bitmine is the 44th most traded stock in the US, trading $1.1 billion per day (5-day avg)

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

LAS VEGAS, January 5, 2026 /PRNewswire/ — (NYSE AMERICAN: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) a Bitcoin and Ethereum Network Company with a focus on the accumulation of crypto for long term investment, today announced Bitmine crypto + total cash + “moonshots” holdings totaling $14.2 billion.

As of January 4th at 9:00pm ET, the Company’s crypto holdings are comprised of 4,143,502 ETH at $3,196 per ETH (Coinbase), 192 Bitcoin (BTC), $25 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and total cash of $915 million. Bitmine’s ETH holdings are 3.43% of the ETH supply (of 120.7 million ETH).

“We are excited about the prospects for Ethereum in 2026 given the multiple tailwinds of US government support for crypto, Wall Street embracing stablecoins and tokenization, the rising need for authentication and proof of provenance in an increasingly complex AI world and the rising adoption of crypto among younger generations,” said Thomas “Tom” Lee of Fundstrat, Chairman of Bitmine. “Moreover, the surge in commodity and precious metals in 2025 bodes well for crypto prices in 2026, which tend to follow metal price moves.”

“In the final week of 2025, total equity and crypto activity slowed, and yet we acquired 32,977 ETH in the past week,” continued Lee. “Our analysis shows that Bitmine has continued to accumulate ETH at an accelerated pace versus other Ethereum DATs. We remain the largest ‘fresh money’ buyer of ETH in the world.”

Bitmine released a special Chairman’s message (link) explaining why Bitmine stockholders should vote to support the amendment to increase authorized shares ahead of the upcoming annual stockholder meeting on January 15, 2026 (the “Annual Meeting”). “BitMine needs the increase in authorized shares primarily to allow the company to selectively issue shares for capital market activities, accommodate future share splits (as ETH moves to our long-term targets) and enable us to consider selective acquisitions,” said Tom Lee. “Bitmine sole focus remains creating stockholder value, achieving this by accretively acquiring ETH per share, optimizing yield and income on its ETH holdings, and strategically investing the balance sheet on ‘moonshots’ and leveraging the company’s strong community and market position to generate additional returns.”

As of January 4, 2026, Bitmine total staked ETH stands at 659,219 ($2.1 billion at $3,196 per ETH). This is an increase of 250,592 in the past week. This is a fraction of the 4.11 million ETH held by Bitmine. The CESR (composite Ethereum staking rate, administered by Quatrefoil) is 2.81%. Bitmine is currently working with 3 staking providers as the company moves towards unveiling its commercial MAVAN (Made in America VAlidator Network) in 2026. “At scale (when Bitmine’s ETH is fully staked by MAVAN and its staking partners), the ETH staking fee is $374 million annual (using 2.81% CESR), or greater than $1 million per day,” stated Tom Lee.

“We continue to make progress on our staking solution known as The Made in America Validator Network (MAVAN). This will be the ‘best-in-class’ solution offering secure staking infrastructure and will be deployed in early calendar 2026,” continued Lee.

Bitmine crypto holding reigns as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (MSTR), which owns 672,497 BTC valued at $61 billion. Bitmine remains the largest ETH treasury in the world.

Bitmine is now one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $980 million (5-day average, as of January 2, 2026), ranking #44 in the US, behind IBM (rank #43) and ahead of Home Depot (rank #45) among 5,704 US-listed stocks (statista.com and Fundstrat research).

BITMINE · BMNR

ALCHEMY OF 5%: MSTR and BMNR continue to purchase more

Net DAT Purchase/Sale ($M) since 10/31/2025
BitMine
$2,406
$2,891
$390
$143
$4
-$34
-$76
-$95
BMNR
SBET
ETHM
BTBT
BTCS
FGNX
ETHZ
MSTR
MTPLF
ASST
BRRWU
CEP
CEPO
DJT
GDC
CANG
NXTT
NAKA
SMLR
GME
434 HK
EMPD
ADE GY
SQNS
ETH DATs
BTC DATs

Illustrative | For Discussion Purposes

* Purchase and sale information is based on the company's public disclosures from Oct 31, 2025 to Jan 4, 2026. $ value is calculated based on BTC and ETH price as of 1/4/2026

Bitmine will hold its Annual Meeting at the Wynn Las Vegas on January 15, 2026. The company encourages stockholders to vote and attend its in-person Annual Meeting. Details and the agenda for the Annual Meeting can be found below:

Bitmine’s Annual Meeting:

●	Location: Wynn Las Vegas, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109
●	Timing: 12:00pm-3:00pm PST
●	Agenda:

1.	Elect eight (8) directors for the next year;
2.	Approve the charter amendment to increase the number of authorized shares of common stock;
3.	Approve the 2025 Omnibus Incentive Plan; and
4.	Approve, on a non-binding advisory basis, the special, performance-based compensation arrangement for the executive chairman

●	Attending the Annual Meeting: Stockholders wishing to attend the Annual Meeting in person must register in advance at https://web.viewproxy.com/BMNR/2026 and follow the instructions provided. Registration must be completed and submitted no later than January 13, 2026 at 11:59 p.m. Eastern Time.

◌	On the day of the meeting, please be ready to show your ticket and photo ID at the door for entry. If you have any questions, or need assistance with the registration process please contact Alliance Advisors at LogisticsSupport@allianceadvisors.com.

●	Voting: Stockholders can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting utilizing one of the following methods:

◌	By mail: All stockholders of record who received paper copies of the company’s proxy materials can vote by marking, signing, dating, and returning their proxy card.
◌	By telephone: Please call the number listed on your proxy card and follow the recorded instructions. You will need the control number included on your proxy card.
◌	By internet: Please visit https://AALvote.com/BMNR or, if you received printed copies of your proxy materials, scan the QR code located on your proxy card. You will need the control number included on your proxy card.
◌	The telephone and internet voting facilities for the stockholders of record of all shares will close at 11:59 p.m., Eastern Time on January 14, 2026.

●	If you have any questions or need assistance please contact Alliance Advisors at
◌	1-855-206-1722 or BMNR@allianceadvisors.com
◌	Hours of Operation:

■	Monday – Friday: 9am-10pm EST
■	Saturday – Sunday: 10am-10pm EST

The Annual Meeting will be livestreamed on Bitmine’s X account: https://x.com/bitmnr

The GENIUS Act and SEC’s Project Crypto are as transformational to financial services in 2025 as US action on August 15, 1971 ending Bretton Woods and the USD on the gold standard 54 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today. These proved to be better investments than gold.

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://bitminetech.io/investor-relations/

The Chairman’s message can be found here:

https://www.bitminetech.io/chairmans-message

To stay informed, please sign up at: https://bitminetech.io/contact-us/

About Bitmine

Bitmine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. Bitmine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of Bitmine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

MEDIA CONTACT:

Marcy Simon

Marcy@agentofchange.com

+19178333392